Exhibit 99.1

INKY Changes Ticker Symbol - Now Trades Under New Symbol, MTWO

Reno, NV – June 8, 2023 (Accesswire) - INKY Inc. announced today that it has voluntarily changed its trading symbol to MTWO.

ABOUT the Company (“we,” “our,” “us”) (OTC: MTWO)

The Company, through its subsidiary U.S. Minerals and Metals Corp., is an engineering, research, and services firm that brings together people, technology, and solutions from across government, business, not-for-profits, and academia to provide access and availability to critical minerals and metals for the purpose of defense and economic security. We aim to address this compelling need dictated by the evolving global environment predicated in terms of technology, energy, defense, and climate. The Company’s vision and purpose is to develop and execute a complete global value supply chain for critical minerals for the U.S. and its free trade partners and create a strategic mineral reserve in partnership with the U.S. Federal Government. The reality is that the world outside of China faces a significant dearth of critical minerals necessary to fuel its reemergent manufacturing base. This supply problem leads to a very clear economic opportunity for the Company and others to develop these resources and supply this exploding demand over the next decade and beyond.

For more information, please visit: https://www.M2icorp.com

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and the Company’s most recent Form8-K filed with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@M2icorp.com